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                                                                       EXHIBIT O

                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(k)(1), we the undersigned agree that this Amendment to the Statement on Schedule 13D, to which this Joint Filing Agreement is attached, and any subsequent Amendment to such Schedule, is filed on behalf of each of us.

      This Agreement may be signed in counterparts and all so signed shall constitute one and the same agreement.

Dated:  September 30, 2002


                                               HOPE H. VAN BEUREN
                                               JOHN A. VAN BEUREN
                                               DAVID C. PATTERSON


                                               By:/s/John A. van Beuren
                                               --------------------------------
                                               John A. van Beuren, individually
                                               and as attorney-in-fact for the
                                               above persons.